UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-186353
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-179252
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-171967
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-164576
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-157030
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-148979
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-140337
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-131395
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-122399
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT No. 333-113559

UNDER THE SECURITIES ACT OF 1933

Medical Information Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation or Organization)

04-2455639
(I.R.S. Employer Identification Number)

MEDITECH Circle, Westwood, MA
(Address of Principal Executive Offices)

02090
(Zip Code)

MEDITECH 2004 STOCK PURCHASE PLAN
(Full title of the plan)

Howard Messing, CEO. MEDITECH Circle, Westwood, MA 02090
(Name and address of agent for service)

781-821-3000
(Telephone number of agent for servjce)

Copies to:
Thomas J. LaFond, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
617-570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	[ ]
Accelerated Filer	[ ]
Non-Accelerated Filer	[x]
Smaller Reporting Company	[ ]
Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

DEREGISTRATION OF SECURITIES

These post-effective amendments (the "Post-Effective Amendments"), filed by Medical Information Technology, Inc., a Massachusetts corporation (the "Company"), remove from registration all shares of common stock, $1.00 par value, of the Company (the "Common Stock") registered under the following Registration Statements on Form S-8 filed by the Company (the "Registration Statements") with the Securities and Exchange Commission (the "SEC"), pertaining to the registration of the Shares offered under the MEDITECH 2004 Stock Purchase Plan.

Registration No.	Date Filed with SEC	Name of Equity Plan or Agreement	Shares
333-186353	January 31, 2013	MEDITECH 2004 Stock Purchase Plan	250,000 shares of Common Stock
333-179252	January 31, 2012	MEDITECH 2004 Stock Purchase Plan	250,000 shares of Common Stock
333-171967	January 31, 2011	MEDITECH 2004 Stock Purchase Plan	250,000 shares of Common Stock
333-164576	January 29, 2010	MEDITECH 2004 Stock Purchase Plan	250,000 shares of Common Stock
333-157030	January 30, 2009	MEDITECH 2004 Stock Purchase Plan	225,000 shares of Common Stock
333-148979	February 1, 2008	MEDITECH 2004 Stock Purchase Plan	260,000 shares of Common Stock
333-140337	January 31, 2007	MEDITECH 2004 Stock Purchase Plan	260,000 shares of Common Stock
333-131395	January 31, 2006	MEDITECH 2004 Stock Purchase Plan	260,000 shares of Common Stock
333-122399	January 31, 2005	MEDITECH 2004 Stock Purchase Plan	260,000 shares of Common Stock
333-113559	March 12, 2004	MEDITECH 2004 Stock Purchase Plan	260,000 shares of Common Stock

The Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any, as of the date hereof. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westwood, Massachusetts, on the 30th day of November, 2020.

MEDICAL INFORMATION TECHNOLOGY, INC.
By: /s/ Howard Messing
Howard Messing
Chief Executive Officer
(Principal Executive Officer)

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.